2008



INCORPORATED UNDER THE LAWS

OF THE STATE OF NEVADA

No. 100

______ *Shares*

DREAM HOMES LIMITED

Authorized Capital Stock: 105,000,000 Shares - Par Value $0.001

This Certifies that ____________________ *is the record holder of* ____________________ *Shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed or assigned.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed*

this ________ *day* *of* ________ *A.D.* ________

____
SECRETARY

____
PRESIDENT